UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2005

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

1995 Third Amended and Restated Stock Plan

On May 19, 2005, at the Registrant’s annual meeting of stockholders, the stockholders approved a proposal amending the Registrant’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”). The amended 1995 Plan is attached hereto as Exhibit 10.1. The amendment extended the term of the 1995 Plan for five years.

Option Grants to Non-Employee Directors

Also, at a meeting of the Board of Directors of the Registrant (the “Board”) held on May 19, 2005, the Board approved grants of options to purchase common stock to the non-employee directors, as indicated below:

Name of Non-Employee Director	Aggregate shares of Registrant’s common stock underlying options
Alfred Boschulte	28,800
Hagen Hultzsch	28,800
Gerald Montry	28,800
James Pagos	28,800
Albert E. Paladino	28,800
Erik van der Kaay	28,800

The grants of options to purchase common stock were made under the amended 1995 Plan.

2005 Employee Stock Purchase Plan

Also at the annual stockholder meeting, the stockholders approved the adoption of the 2005 Employee Stock Purchase Plan (the “2005 ESPP”). A description and copy of the 2005 ESPP were included in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission for its 2005 annual meeting of shareholders. The 2005 ESPP is attached hereto as Exhibit 10.2

Item 8.01 Other Events

At the meeting of the Board on May 19, 2005, the Board elected Mr. Alfred F. Boschulte as the Chairman of the Board of Directors. The press release announcing the election is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	TranSwitch Corporation Third Amended and Restated 1995 Stock Plan, as amended.

10.2	TranSwitch Corporation 2005 Employee Stock Purchase Plan.

99.1	Press release of TranSwitch Corporation dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

May 23, 2005	By:	/s/ Peter J. Tallian
	Name:	Peter J. Tallian
	Title:	Senior Vice President, Chief Financial Officer and Treasurer